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                         Mahoning National Bancorp, Inc.
                                    Form 10-Q

                                   Item 6 (a)
                                 Exhibit 10 (e)

                     Change-In-Control Protective Agreement
                                Dexter A. Hollen


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                    THE MAHONING NATIONAL BANK OF YOUNGSTOWN

                         -------------------------------

                               Guarantee Agreement

                        --------------------------------


         AGREEMENT entered into this 14th day May, 1997 (the "Effective Date"), by and between The Mahoning National Bank of Youngstown (the "Bank") and Dexter
A. Hollen (the "Employee").

         WHEREAS, the Employee is currently employed by the Bank in an executive capacity, and has entered into a change-in-control protective agreement (the "Company Agreement") with Mahoning National Bancorp, Inc. (the "Company"); and

         WHEREAS, the Board of Directors of the Bank has determined that it is in the best interest of the Bank to enter into this Agreement in order to assure continuity of the Bank's management through encouraging the long-term retention of the Employee; and

         WHEREAS, the parties desire by this writing to set forth the Bank's commitment to guarantee the Company's obligations under the Company Agreement.

         NOW, THEREFORE, it is AGREED as follows:

         1. The Bank shall be jointly and severally liable with the Company for its obligations under the Company Agreement.

         2. This Agreement shall have a term that coincides with the term of the Company Agreement (including any and all extensions thereunder), shall be binding on any successors to the interest of the parties, shall be amended only through a written instrument executed by both parties, and shall be governed by the laws of the State of Ohio.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first written above.

ATTEST:                                  THE MAHONING NATIONAL BANK
                                         OF YOUNGSTOWN

 /s/ Richard E. Davies                   By /s/ Daniel B. Roth
--------------------------                 -----------------------------------
Richard E. Davies                        By Daniel B. Roth
Secretary                                   Its duly authorized Director

WITNESS:

 /s/ Sandra L. Douglas                    /s/ Dexter A. Hollen
--------------------------               -------------------------------------
 Sandra L. Douglas                        Dexter A. Hollen
                                          Employee


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                     CHANGE-IN-CONTROL PROTECTIVE AGREEMENT

         THIS AGREEMENT entered into this 14th day of May, 1997, (the "Effective Date") by and between, Mahoning National Bancorp, Inc. (the "Company"), and Dexter A. Hollen (the "Employee").

         WHEREAS, the Employee has heretofore been employed as an executive officer of The Mahoning National Bank of Youngstown (the "Bank"), and thereby has directly contributed to the financial success and operational stability of the Company; and

         WHEREAS, the Company deems it to be in the best interests of its stockholders to enter into this Agreement as additional incentive to the Employee to continue to serve in such capacity; and

         WHEREAS, the parties desire by this writing to set forth their understanding as to their respective rights and obligations in the event a change of control occurs with respect to the Bank or the Company.

         NOW, THEREFORE, the undersigned parties AGREE as follows:

         1. DEFINED TERMS

            When used anywhere in the Agreement, the following terms shall have the meaning set forth herein.

         (a) "Beneficiary" shall mean the person or persons as stated in the last designation of beneficiary concerning this Agreement signed by the Employee and filed with Company, and if not, then the personal representative of the Employee.

         (b) "Change in Control" shall mean any one of the following events: (i) the acquisition of ownership, holding or power to vote more than 30% of the Bank's or the Company's voting stock, (ii) the acquisition of the ability to control the election of a majority of the Bank's or the Company's directors,
(iii) the acquisition of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or
(iv) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board of Directors of the Bank or the Company (the "Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be

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considered a Continuing Director. Notwithstanding the foregoing, in the case of
(i), (ii) and (iii) hereof, ownership or control of the Bank by the Company itself shall not constitute a Change in Control. For purposes of this paragraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

         (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and as interpreted through applicable rulings and regulations in effect from time to time.

         (d) "Code Section 280G Maximum" shall mean the product of 2.99 and the Employee's "base amount" as defined in Code Section 280G(b)(3).

         (e) "Good Reason" shall mean any of the following events, which has not been consented to in advance by the Employee in writing: (i) the requirement that the Employee move his or her personal residence, or perform his or her principal executive functions, more than thirty (30) miles from his primary office as of the date of the Change in Control; (ii) a material reduction in the Employee's base compensation as in effect on the date of the Change in Control or as the same may be increased from time to time; (iii) the failure by the Bank or the Company to continue to provide the Employee with compensation and benefits provided for on the date of the Change in Control, as the same may be increased from time to time, or with benefits substantially similar to those provided under any of the employee benefit plans in which the Employee now or hereafter becomes a participant, or the taking of any action by the Bank or the Company which would directly or indirectly reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed at the time of the Change in Control; (iv) the assignment to the Employee of duties and responsibilities materially different from those normally associated with his or her position; (v) a failure to elect or reelect the Employee to the Board of Directors of the Bank or the Company, if the Employee is serving on such Board on the date of the Change in Control; (vi) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with employment with the Bank or the Company; or
(vii) a material reduction in the secretarial or other administrative support of the Employee.

         (f) "Just Cause" shall mean, in the good faith determination of the Bank's Board of Directors, the Employee's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. No act, or failure to act, on the Employee's part shall be considered "willful" unless the Employee has acted, or failed to act, with an absence of good faith and without a reasonable belief that such action or failure to act was in the best interest of the Bank and the Company.


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            (g) "Protected Period" shall mean the period that begins on the date six months before a Change in Control and ends on the later of the first annual anniversary of the Change in Control or the expiration date of this Agreement.

            (h) "Trust" shall mean a grantor trust designed in accordance with Revenue Procedure 92-64 and having a trustee independent of the Bank and the Company,

         2. TRIGGER EVENTS

         The Employee shall be entitled to receive the severance benefits set forth in Section 3 of this Agreement in the event that (i) the Employee voluntarily terminates employment either for any reason within 30 days of a Change in Control, (ii) the Employee voluntarily terminates employment within 90 days of an event that both occurs during the Protected Period and constitutes Good Reason, or (iii) the Bank, the Company, or their successor(s) in interest terminate the Employee's employment for any reason other than Just Cause during the Protected Period.

         3. SEVERANCE BENEFITS

         If the Employee becomes entitled to receive severance benefits pursuant to Section 2 hereof, the Company shall BOTH provide the Employee with the opportunity, until the Employee first begins to participate in Medicare, to purchase, at the Employee's own expense which shall not exceed applicable COBRA rates, family medical and dental insurance under any group health plans that the Bank or the Company maintains for its employees, AND pay the Employee (or the Employee's Beneficiary in the event of the Employee's death before all required payments have been made under this Agreement) a severance benefit, for 12 months after termination of employment, in an amount equal to the Employee's highest monthly salary in effect between the date that the Protected Period begins and the date of the Change in Control. In no event, however, will the present value of these severance payments exceed the difference between the Code Section 280G Maximum and the sum of any other "parachute payments" as defined under Code
Section 280G(b)(2) that the Employee receives on account of the Change in Control. Said payments shall commence within ten days of the later of the date of the Change in Control and the Employee's last day of employment with the Bank or the Company.

         In the event that the Employee and the Company agree that the Employee has collected an amount exceeding the Code Section 280G Maximum, the parties may jointly agree in writing that such excess shall be treated as a loan AB INITIO which the Employee shall repay to the Company, on terms and conditions mutually agreeable to the parties, together with interest at the applicable federal rate provided for in Section 7872(f)(2)(B) of the Code.

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         4. FUNDING OF GRANTOR TRUST UPON CHANGE IN CONTROL

         Notwithstanding any other provision of this Agreement that may be contrary or inconsistent herewith, not later than ten (10) business days after a Change in Control, the Company shall (i) establish a grantor trust (the "Trust") that is designed in accordance with Revenue Procedure 92-64 and has a trustee (the "Trustee") independent of the Company and any successor to their interest,
(ii) deposit in the Trust an amount equal to the present value of all benefits that may become payable under this Agreement, and (iii) provide the Trustee with an irrevocable written direction both to hold all Trust assets and any investment return thereon in a segregated account for the benefit of the Employee, and to follow the procedures set forth in the next paragraph as to the payment of amounts from the Trust.

         At any time after a Change in Control, the Employee may provide the Trustee with a written affidavit (the "Affidavit") in which the Employee attests that he has terminated employment with the Company or any successor to its interest, and has become entitled to commence receiving the monthly benefit payments (required by Section 3 hereof). The Affidavit shall also specify the amount of each such monthly payment to be made from the Trust. On the first business day of the month following the Trustee's receipt of the Affidavit, the Trustee shall commence paying the Employee, in immediately available funds, the monthly benefit specified in the Affidavit, and shall send a copy of it to the Company via overnight and registered mail (return receipt requested). Upon the receipt of the Employee's written release of all claims under this Agreement, the Trustee shall pay to the Company any remaining assets in the Trust. The Company shall pay any and all expenses associated with maintaining the Trust, and shall hold the Trustee harmless from any liability for making the payments required hereunder.

         5. TERM OF THE AGREEMENT. This Agreement shall remain in effect for the period commencing on the Effective Date and ending on the earlier of (i) the date 36 months after the Effective Date, and (ii) the date on which the Employee terminates employment with the Bank; provided that the Employee's rights hereunder shall continue following the termination of this employment with the Bank or the Company under any of the circumstances described in Section 2 hereof. Additionally, on each annual anniversary date from the Effective Date, the term of this Agreement shall automatically be extended for an additional one-year period beyond the then effective expiration date unless the Board of Directors of the Company determines to the contrary in a duly adopted resolution AND delivers a certified copy of the resolution to the Employee BEFORE the date on which the Agreement would otherwise renew.

         6. EXPENSE REIMBURSEMENT.

            In the event that any dispute arises between the Employee and the Bank or the Company as to the terms or interpretation of this Agreement, whether instituted by formal legal

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proceedings or otherwise, including any action that the Employee takes to enforce the terms of this Agreement or to defend against any action taken by the Bank or the Company, the Employee shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that the Employee shall obtain a final judgement in favor of the Employee in a court of competent jurisdiction or in binding arbitration under the rules of the American Arbitration Association. Such reimbursement shall be paid within ten days of Employee's furnishing to the Bank and the Company written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by the Employee.

         7. SUCCESSORS AND ASSIGNS.

            (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank or Company.

            (b) Since the Company is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Company.

         8. AMENDMENTS. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

         9. APPLICABLE LAW. Except to the extent preempted by Federal law, the laws of the State of Ohio shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

         10. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         11. ENTIRE AGREEMENT. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.

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ATTEST:                                       MAHONING NATIONAL BANCORP, INC.

 /s/ Richard E. Davies                        By: /s/  Daniel B. Roth
-----------------------------                    ------------------------------
Richard E. Davies                             By: Daniel B. Roth
Its Secretary                                     Its duly authorized Director

WITNESS:

 /s/ Sandra L. Douglas                         /s/ Dexter A. Hollen
-----------------------------                 ---------------------------------
Sandra L. Douglas                              Dexter A. Hollen
                                               Employee